RECEIVABLE INTEREST SALE AGREEMENT

                         Dated as of September 26, 2000

                                     between

                        FERRELLGAS, L.P., as Originator,


                                       and

                      FERRELLGAS RECEIVABLES, LLC, as Buyer





                                TABLE OF CONTENTS
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                                                                                                                Page



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ARTICLE I.PURCHASE AND CONTRIBUTION...............................................................................1

   Section 1.1    Contribution of Contributed Interest............................................................1
   Section 1.2    Purchase of the Receivable Interest.............................................................2
   Section 1.3    Payment of the Purchase Price...................................................................2
   Section 1.4    Deemed Collections..............................................................................3
   Section 1.5    Payments and Computations, Etc..................................................................3
   Section 1.6    Intention of the Parties........................................................................3

ARTICLE II.PAYMENTS AND COLLECTIONS...............................................................................4

   Section 2.1    Collections Prior to Termination................................................................4
   Section 2.2    Collections Following Termination...............................................................4
   Section 2.3    Payment Recission...............................................................................4

ARTICLE III.REPRESENTATIONS AND WARRANTIES........................................................................5

   Section 3.1    Representations and Warranties of the Originator................................................5
      (a)   Existence and Power...................................................................................5
      (b)   Power and Authority; Due Authorization, Execution and Delivery........................................5
      (c)   No Conflict...........................................................................................5
      (d)   Governmental Authorization............................................................................5
      (e)   Actions, Suits........................................................................................5
      (f)   Binding Effect........................................................................................6
      (g)   Accuracy of Information...............................................................................6
      (h)   Use of Proceeds.......................................................................................6
      (i)   Good Title............................................................................................6
      (j)   Perfection............................................................................................6
      (k)   Places of Business and Locations of Records...........................................................6
      (l)   Material Adverse Effect...............................................................................7
      (m)      Names..............................................................................................7
      (n)   Ownership of Buyer....................................................................................7
      (o)   Not a Regulated Entity................................................................................7
      (p)   Compliance with Law...................................................................................7
      (q)   Compliance with Credit and Collection Policy..........................................................7
      (r)   Eligible Receivables..................................................................................7
      (s)   Payments to Originator................................................................................7
      (t)   Enforceability of Contracts...........................................................................8
      (u)   Accounting............................................................................................8
      (v)   Tax Status............................................................................................8

ARTICLE IV.CONDITIONS OF PURCHASE.................................................................................8

   Section 4.1    Conditions Precedent to Purchase................................................................8

ARTICLE V.COVENANTS...............................................................................................8

   Section 5.1    Financial Reporting.............................................................................8
      (a)   Originator's Annual Financial Statements..............................................................8
      (b)   Originator's Quarterly Financial Statements...........................................................9
      (c)   General Partner Annual Consolidated Statements........................................................9
   Section 5.2    Certificates; Other Information.................................................................9
      (a)   Independent Auditor's Certificate.....................................................................9
      (b)   Compliance Certificate................................................................................9
      (c)   SEC Reports...........................................................................................9
      (d)   Other Information.....................................................................................9
   Section 5.3    Notices........................................................................................10
   Section 5.4    Compliance with Laws...........................................................................10
   Section 5.5    Preservation of Existence, Etc.................................................................11
   Section 5.6    Payment of Obligations.........................................................................11
   Section 5.7    Audits.........................................................................................11
   Section 5.8    Keeping of Records and Books...................................................................12
   Section 5.9    Compliance with Contracts and Credit and Collection Policy.....................................12
   Section 5.10   Ownership......................................................................................12
   Section 5.11   Purchasers'Reliance............................................................................12
   Section 5.12   Collections....................................................................................13
   Section 5.13   Negative Covenants of Originator...............................................................13
      (a)   Name Change, Offices and Records.....................................................................13
      (b)   Change in Payment Instructions to Obligors...........................................................13
      (c)   Modifications to Contracts and Credit and Collection Policy..........................................13
      (d)   Sales, Adverse Claims................................................................................13
      (e)   Accounting for Purchase..............................................................................14
      (f)   Change in Business...................................................................................14
      (g)   Accounting Changes...................................................................................14

ARTICLE VI.ADMINISTRATION AND COLLECTION.........................................................................14

   Section 6.1    Designation of Servicer........................................................................14
   Section 6.2    Duties of Servicer.............................................................................14
   Section 6.3    Servicing Fee..................................................................................15

ARTICLE VII.TERMINATION EVENTS...................................................................................15

   Section 7.1    Termination Events.............................................................................15
      (a)   Non-Payment..........................................................................................15
      (b)   Representation or Warranty...........................................................................15
      (c)   Specific Defaults....................................................................................15
      (d)   Other Defaults.......................................................................................15
      (e)   Cross-Default........................................................................................15
      (f)   Insolvency; Voluntary Proceedings....................................................................16
      (g)   Involuntary Proceedings..............................................................................16
      (h)   ERISA................................................................................................17
      (i)   Monetary Judgments...................................................................................17
      (j)   Non-Monetary Judgments...............................................................................17
      (l)   Change of Control....................................................................................17
      (m)      Leverage Ratio....................................................................................17
      (n)   Interest Coverage Ratio..............................................................................17
      (o)   Excessive Contribution or Subordinated Note Balance..................................................17
   Section 7.2    Remedies.......................................................................................18

ARTICLE VIII.INDEMNIFICATION.....................................................................................18

   Section 8.1    Indemnities by Originator......................................................................18
   Section 8.2    Other Costs and Expenses.......................................................................20

ARTICLE IX.MISCELLANEOUS.........................................................................................20

   Section 9.1    Waivers and Amendments.........................................................................20
   Section 9.2    Notices........................................................................................21
   Section 9.3    Protection of Ownership Interests of Buyer.....................................................21
   Section 9.4    Confidentiality................................................................................22
   Section 9.5    Bankruptcy Petition............................................................................22
   Section 9.6    Limitation of Liability........................................................................23
   Section 9.7    CHOICE OF LAW..................................................................................23
   Section 9.8    CONSENT TO JURISDICTION........................................................................23
   Section 9.9    WAIVER OF JURY TRIAL...........................................................................24
   Section 9.10   Integration; Binding Effect; Survival of Terms.................................................24

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                       RECEIVABLE INTEREST SALE AGREEMENT

     This Receivable Interest Sale Agreement dated as of September 26, 2000 is between Ferrellgas, L.P., a Delaware limited partnership ("Originator"), and Ferrellgas Receivables, LLC, a Delaware limited liability company ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

     On the terms and subject to the conditions hereinafter set forth, Originator desires to sell a Receivable Interest, and contribute a Contributed Interest to Buyer, and Buyer desires to purchase such Receivable Interest, and accept the contribution of such Contributed Interest, from Originator.

     Originator and Buyer intend the transactions contemplated hereby to be a true sale or other outright conveyance of the Receivable Interest and the Contributed Interest from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivable Interest and the Contributed Interest, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

     From time to time after the date hereof, Buyer will sell undivided interests in the Receivable Interest and the Contributed Interest pursuant to that certain Receivables Purchase Agreement dated as of September 26, 2000 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, as seller, Originator, as initial Servicer, Jupiter Securitization Corporation ("Conduit"), the financial institutions from time to time party thereto as "Financial Institutions" (together with Conduit, the "Purchasers"), and Bank One, NA (Main Office Chicago) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for Conduit and such Financial Institutions (in such capacity, the "Agent").

ARTICLE I.
                            PURCHASE AND CONTRIBUTION

Section 1.1 . Contribution of Contributed Interest. On the date hereof, in consideration of the issuance of all of Buyer's Equity Interests, Originator does hereby contribute, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby accept from Originator as a contribution to Buyer's capital, the Contributed Interest. Subject to Section 7.1(o), after the date hereof through and including the Termination Date, the Contributed Interest shall be adjusted as of the opening of business on each Business Day on which any adjustment in the Receivable Interest occurs as provided in Section 1.3(c).

Section 1.2 Purchase of the Receivable Interest. Upon the terms and subject to the conditions hereof, in consideration of the Purchase Price, effective on the date hereof, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator's right, title and interest in the Receivable Interest. The
Receivable Interest shall be adjusted as of the opening of business on each Business Day after the date hereof through and including the Termination Date in accordance with Section 1.3(c).

Section 1.3       Payment of the Purchase Price.

(a) On the date hereof, upon satisfaction of the conditions precedent set forth in Article IV hereof, Buyer shall pay Originator the initial Purchase Price for the Receivable Interest computed as of the Initial Computation Date, by (i) deposit of immediately available funds, no later than 2:00 p.m. (Chicago time), to Originator's account no. 4518054085 at Wells Fargo Bank, N.A., in San
Francisco, California, ABA No. 121000248 ("Originator's Account"), and (ii) delivering the Subordinated Note referred to in clause (b) below.

(b) A portion of the Purchase Price to be paid by the Buyer may from time to time be paid to the Originator after the consummation of the sale of the Receivable Interest. Such unpaid portion of the Purchase Price may be paid in immediately available funds or, at Buyer's election, subject to Section 7.1(o), by increasing the amount outstanding under the Subordinated Note.

(c) The Receivable Interest shall be adjusted on a daily basis because of the daily changes that occur in respect of the Variable Purchased Percentage. Notwithstanding such daily adjustments, the Buyer and the Originator agree that the Buyer shall only be required to re-calculate the Variable Purchased Percentage (i) on a monthly basis as of the last day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day), (ii) on the date of the occurrence of any change in the Funded Amount in accordance with clause (d) below, and (iii) on the Termination Date. Such redetermined amount of the Variable Purchased Percentage shall be deemed to be the value of the Receivable Interest for all purposes under this Agreement until such Receivable Interest is redetermined pursuant to this clause (c).

(d) If the Funded Amount shall be increased or decreased on any date, the Buyer shall (i) in the case of an increase in the Funded Amount, pay to the Originator the proceeds received by it resulting from such increase as consideration for the purchase of an additional portion of the Receivable Interest, and the Receivable Interest shall be adjusted accordingly, and (ii) in the case of a decrease in the Funded Amount, use the proceeds of Collections (and if necessary to obtain additional proceeds, re-sell to the Originator a portion of the Receivable Interest) to repay to the Agent for the account of the applicable Purchaser(s), the amounts required to be repaid pursuant to the Purchase
Agreement, and the Receivable Interest shall be adjusted accordingly. In addition, if the Variable Purchased Percentage would, but for the limitation contained in the definition of such term, ever exceed 100%, the Buyer shall repay to the Agent for the account of the applicable Purchaser(s), such amounts as may be required to reduce the Variable Purchased Percentage to an amount equal to or less than 100%.

Section 1.4       Deemed Collections.

(a) If on any day the Outstanding Balance of a Pool Receivable is either (i) reduced as a result of any defective or rejected goods or services, any cash discount or any adjustment by Originator, or (ii) reduced or cancelled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), Originator shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties in Section 3.1(h), (i), (j), (r) or (t) is no longer true with respect to any Pool Receivable, Originator shall be deemed to have received on such day a Collection of such Pool Receivable in full.

(b) If Originator is deemed to receive Collections pursuant to this Section 1.4, the Receivable Interest shall be adjusted accordingly on the date of such deemed receipt pursuant to Section 1.3(c).

Section 1.5       Payments and Computations, Etc.

(a) All amounts to be paid or deposited by Buyer hereunder (except amounts payable by increasing the outstanding principal balance under the Subordinated
Note) shall be paid or deposited to Originator's Account in accordance with the terms hereof on the day when due in immediately available funds. All amounts to be paid or deposited by Originator hereunder shall be paid or deposited to the Facility Account in accordance with the terms hereof on the day when due in immediately available funds.

(b) In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day.

(c) If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law.

Section 1.6 Intention of the Parties. It is the intention of the parties hereto that the contribution of the Contributed Interest, and the sale of the Receivable Interest hereunder, shall constitute sales or other outright conveyances which are absolute and irrevocable and provide Buyer with the full benefits of ownership of the Contributed Interest and the Receivable Interest. The sale of the Receivable Interest and contribution of the Contributed Interest hereunder are made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such sale and contribution do not constitute and are not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Pool Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the conveyances of the Receivable Interest and the Contributed Interest made hereunder shall constitute sales or other outright conveyances thereof rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof, mark its master data processing records relating to the Pool Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer owns the Receivable Interest and the Contributed Interest as provided in this Agreement and to note in its financial statements that the Receivable Interest has been sold, and the Contributed Interest has been contributed, to Buyer and have been further sold or pledged to the Agent. Upon the request of Buyer or the Agent (as Buyer's assignee), Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership of the Receivable Interest and the Contributed Interest, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

ARTICLE II.
                            PAYMENTS AND COLLECTIONS

Section 2.1 Collections Prior to Termination. On each Business Day prior to the Termination Date, after deduction by the Servicer of its Servicing Fee: (i) the Originator's Percentage of any remaining Collections received by the Servicer on such Business Day shall be deposited to the Originator's Account, and (ii) the Buyer's Percentage then in effect of any remaining Collections received by the Servicer shall be, at the Buyer's option, either applied to payment of any amounts owing on such Business Day by Buyer to Originator in respect of the Subordinated Note or deposited to the Facility Account and then transferred to the Originator's Account as payment of the Purchase Price for the Receivable Interest.

Section 2.2 Collections Following Termination. On the Termination Date and on each day thereafter until payment in full of all Aggregate Unpaids, after deduction of the Servicing Fee: (i) the Originator's Percentage then in effect of any remaining Collections received by the Servicer on such Business Day shall be deposited to the Originator's Account, and (ii) the Buyer's Percentage then in effect of any remaining Collections received by the Servicer shall be deposited to the Facility Account.

Section 2.3 Payment Recission. No amount due and owing to either party hereunder shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. The paying party shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Person who suffered such recission, return or refund) the full amount thereof, plus interest thereon at the Default Fee from the date of any such recission, return or refunding.

ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Originator. Originator hereby represents and warrants to Buyer and its assigns, as of the date hereof and as of each Business Day hereafter through and including the Termination Date that:

(a) Existence and Power. Originator is a limited partnership, duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business and is in good standing as a foreign partnership, and has and holds all partnership power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Originator's use of the proceeds of the Purchase made hereunder, are within its partnership powers and authority and have been duly authorized by all necessary partnership action on its part. This Agreement and each other Transaction Document to which Originator is a party has been duly executed and delivered by Originator.

(c) No Conflict. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate of formation or partnership agreement, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created under the Transaction Documents) except, in each case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of Originator's knowledge, threatened, against or affecting Originator, or any of its properties, in or before any Governmental Authority, which (a) purport to affect or pertain to this Agreement or any other Transaction Document or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to Originator, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

(f) Binding Effect. This Agreement and each other Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator enforceable against Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information. All information heretofore furnished by Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

(h) Use of Proceeds. No Purchase Price payment hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to Originator or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended. (i) Good Title. On the Initial Computation Date and upon the creation of each Pool Receivable coming into existence after the Initial Computation Date, Originator (i) is the legal and beneficial owner of the Pool Receivables and (ii) is the legal and beneficial owner of the Collections and Related Security with respect thereto, in each case, free and clear of any Adverse Claim except as created by the Transaction Documents.

(j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from Originator) legal and equitable title to, with the right to sell and encumber, the Receivable Interest and the Contributed Interest, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership of the Receivable Interest and the Contributed Interest.

(k) Places of Business and Locations of Records. Originator is organized under the laws of Delaware. The principal places of business and chief executive office of Originator and the offices where it keeps all of its records regarding the Receivable Interest are located at the address(es) listed on Exhibit II, or such other locations of which Buyer has been notified in accordance with Section 5.13(a) in jurisdictions where all action required by Section 5.13(a) has been taken and completed. Originator's Federal Employer Identification Number is correctly set forth on Exhibit II.

(l) Material Adverse Effect. Since April 30, 2000, no event has occurred that would have a Material Adverse Effect.

(m) Names. In the five (5) years prior to the date of this Agreement, Originator has not used any partnership names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

(n) Ownership of Buyer. Originator owns, directly or indirectly, 100% of the issued and outstanding Equity Interests of Buyer, free and clear of any Adverse Claim. Such Equity Interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

(o) Not a Regulated Entity. Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. Originator is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness or to sell interests in the Pool Receivables.

(p) Compliance with Law. Originator has complied with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Pool Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(q) Compliance with Credit and Collection Policy. Originator has complied in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 5.13(a).

(r) Eligible Receivables. Each of the Receivables included as a Pool Receivable in the Receivable Interest or the Contributed Interest on any day prior to the Termination Date is an Eligible Receivable.

(s) Payments to Originator. Neither the sale by Originator of the Receivable Interest, nor the contribution by Originator of the Contributed Interest, is voidable under any section of the Federal Bankruptcy Code.

(t) Enforceability of Contracts. Each Contract with respect to each Pool Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Pool Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u) Accounting. The manner in which Originator accounts for the sale of the Receivable Interest and the contribution of the Contributed Interest does not jeopardize its characterization as being a true sale or an absolute contribution, as applicable.

(v) Tax Status. Originator is subject to taxation under the Code only as a partnership and not as a corporation.

ARTICLE IV.
                             CONDITIONS OF PURCHASE

Section 4.1 Conditions Precedent to Purchase. The Purchase of the Receivable Interest under this Agreement is subject to the conditions precedent that (a) Buyer shall have been capitalized with the initial Contributed Interest, (b) the Agent shall have received on or before the date of such purchase those documents listed on Schedule A hereto, (c) all conditions precedent to the initial purchase under the Purchase Agreement shall have been satisfied, (d) the representations and warranties set forth in Section 3.1 are true and correct on and as of the date of the Purchase, and (e) no event has occurred and is continuing, or would result from the Purchase, that will constitute a Termination Event, and no event has occurred and is continuing, or would result from the Purchase, that would constitute a Potential Termination Event.

ARTICLE V.
                                    COVENANTS

Section 5.1 Financial Reporting. Originator shall deliver to the Buyer and the Agent (as Buyer's assignee), in form and detail satisfactory to the Buyer and the Agent (as Buyer's assignee) and consistent with the form and detail of financial statements and projections provided to the Buyer and the Agent (as Buyer's assignee) by Originator and its Affiliates prior to the date of this
Agreement:

(a) Originator's Annual Financial Statements. As soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Originator and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, partners' or shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited in any manner, including on account of any limitation on it because of a restricted or limited examination by the Independent Auditor of any material portion of the Originator's or any Subsidiary's records;

(b) Originator's Quarterly Financial Statements. As soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Originator and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, partners' or shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Originator and the Subsidiaries; and

(c) General Partner Annual Consolidated Statements. As soon as available, but not later than 100 days after the end of each fiscal year of the General Partner, a copy of the unaudited (or audited, if available) consolidated balance sheets of the General Partner as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, certified by a Responsible Officer as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the General Partner and its Subsidiaries (or, if available, accompanied by an opinion of an Independent Auditor as described in Section 5.1(a) above).

     Section 5.2 Certificates; Other Information. Originator shall furnish to the Buyer and the Agent (as Buyer's assignee):

(a) Independent Auditor's Certificate. Concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Termination Event or Potential Termination Event, except as specified in such certificate;

(b) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b), a Compliance Certificate executed by a Responsible Officer with respect to the periods covered by such financial statements together with supporting calculations and such other supporting detail as the Buyer and the Agent (as Buyer's assignee) shall require;

(c) SEC Reports. Promptly, copies of all financial statements and reports that the MLP sends to its partners, and copies of all financial statements and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) that Originator or any Affiliate of Originator, the General Partner, the MLP or any Subsidiary may make to, or file with, the SEC; and

(d) Other Information. Promptly, such additional information regarding the Pool Receivables or the business, financial or corporate affairs of Originator, the General Partner, the MLP or any Subsidiary as the Buyer or the Agent (as Buyer's assignee) may from time to time request.

     Section 5.3 Notices. Originator shall promptly notify the Buyer and the Agent (as Buyer's assignee):

(a)   Of the occurrence of any Potential Termination Event or Termination Event;

(b) Of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Originator, the General Partner, the MLP or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Originator, the General Partner, the MLP or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Originator, the General Partner, the MLP or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case to the extent that any of the foregoing has resulted or may reasonably be expected to result in a Material Adverse Effect;

(c) The occurrence of a default or an event of default under any other financing arrangement pursuant to which Originator, the General Partner or the MLP is a debtor or an obligor;

(d) From and after the time, if any, when either Standard and Poor's Ratings Group or Moody's Investors Service, Inc. rates any Indebtedness of Originator, any downgrade of which Originator becomes aware in the rating of any such Indebtedness by either such rating agency, setting forth the Indebtedness affected and the nature of such change;

(e) At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Pool Receivables or decrease the credit quality of any newly created Pool Receivables, requesting Buyer's consent thereto;

(f) Of any material change in accounting policies or financial reporting practices by Originator or any of its consolidated Subsidiaries; and

(g) If any of the representations and warranties in Article III ceases to be true and correct.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Originator or any affected Affiliate proposes to take with respect thereto and at what time. Each notice under Section 5.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Transaction Document that have been breached or violated.

Section 5.4 Compliance with Laws. Originator shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist or the failure of which to comply with could not reasonably be expected to have a Material Adverse Effect.

Section 5.5       Preservation of Existence, Etc.  Originator shall:

(a) Preserve and maintain in full force and effect its partnership existence and good standing under the laws of its state or jurisdiction of organization except in connection with transactions permitted by the Credit Agreement;

(b) Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by the Credit Agreement, or except where the failure to so preserve or maintain such governmental rights, privileges, qualifications, permits, licenses and franchises could not reasonably be expected to have a Material Adverse Effect;

(c) Preserve its business organization and goodwill, except where the failure to so preserve its business organization or goodwill could not reasonably be expected to have a Material Adverse Effect; and

(d) Preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 5.6 Payment of Obligations. Originator shall pay and discharge as the same shall become due and payable (except to the extent the failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect), all of its obligations and liabilities, including:

(a) All tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Originator or such Subsidiary; and

(b) All lawful claims which, if unpaid, would by law become a Adverse Claim upon its property, unless such claims are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Originator or such Subsidiary.

Section 5.7 Audits. Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Pool Receivables as Buyer (or its assigns) may reasonably request. Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of Originator, permit Buyer (or its assigns) or their respective agents or representatives (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Originator relating to the Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator's financial condition or the Pool Receivables and the Related Security or Originator's performance under any of the Transaction Documents or Originator's performance under the Contracts and, in each case, with any of the officers or employees of Originator having knowledge of such matters.

Section 5.8 Keeping of Records and Books. Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the immediate identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable). Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

Section 5.9 Compliance with Contracts and Credit and Collection Policy. Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, except where the failure to so comply could not reasonably be expected to have a material adverse impact on the overall collectibility of the Pool Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract, except where the failure to so comply could not reasonably be expected to have a material adverse impact on the overall collectibility of the Pool Receivables.

Section 5.10 Ownership. Originator will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivable Interest and the Contributed Interest, free and clear of any Adverse Claims other than Adverse Claims arising under the Transaction Documents (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in the Receivable Interest and the Contributed Interest and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

Section 5.11 Purchasers' Reliance. Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivable Interest or the Contributed Interest, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.10 of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations ss.ss.1.1502-33(d) and 1.1552-1.

Section 5.12 Collections. Originator, individually or as Servicer, will cause all Collections on the Pool Receivables to be concentrated no less often than weekly into the Servicer's Concentration Account; provided, however, that upon written request of Buyer (or its assignee), Originator, individually or as Servicer, will cause all such Collections to be concentrated each Business Day into the Servicer's Concentration Account. Originator, individually or as Servicer, will sweep the Buyer's Percentage of all such Collections from the Servicer's Concentration Account no less than daily into the Facility Account and, unless the Termination Date has occurred, immediately thereafter transferred to the Originator's Account.

Section 5.13 Negative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

(a) Name Change, Offices and Records. Originator will not change its name, identity or legal structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given Buyer (or its assigns) at least fifteen (15) days' prior written notice thereof and (ii) delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. Originator will not authorize any Obligor to make payment to any Lock-Box or Collection Account (each, as defined in the Purchase Agreement) other than one which is swept into the Servicer's Concentration Account in accordance with Section 5.12.

(c) Modifications to Contracts and Credit and Collection Policy. Originator will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Pool Receivables or decrease the credit quality of any newly created Pool Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to Article VIII of the Purchase Agreement, Originator will not extend, amend or otherwise modify the terms of any Pool Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Adverse Claims. Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, the Receivable Interest, the Contributed Interest, or the Servicer's Concentration Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator.

(e) Accounting for Purchase. Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivable Interest and a contribution of the Contributed Interest by Originator to Buyer except to the extent that either such transaction is not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

(f) Change in Business. Originator shall not engage in any material line of business substantially different from those lines of business carried on by Originator and the Restricted Subsidiaries on the date of this Agreement.

(g) Accounting Changes. Originator shall not, and shall not suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Originator or of any Restricted Subsidiary except as required by the Code.

ARTICLE VI.
                          ADMINISTRATION AND COLLECTION

Section 6.1 Designation of Servicer. The servicing, administration and collection of the Pool Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 6.1. Ferrellgas, L.P. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement and the Purchase Agreement. The Agent (as Buyer's assignee) may at any time designate as Servicer any Person to succeed Ferrellgas, L.P. or any successor Servicer; provided, however, that unless a Termination Event has occurred, replacement of the Servicer shall not result in the occurrence of the Termination Date.

Section 6.2       Duties of Servicer.

(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b) The Servicer shall administer the Collections in accordance with the procedures described in this Agreement and the Purchase Agreement.

(c) Any payment by an Obligor in respect of any indebtedness owed by it to Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Pool Receivable of such Obligor (starting with the oldest such Pool Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 6.3 Servicing Fee. In consideration of Ferrellgas, L.P.'s agreement to act as Servicer hereunder and under the Purchase Agreement, the parties hereby agree that, so long as Ferrellgas, L.P. shall continue to perform as Servicer hereunder and under the Purchase Agreement, as compensation for its servicing activities, Ferrellgas, L.P. shall be entitled to a per annum fee (the "Servicing Fee"), payable monthly in arrears on the 20th day of each month hereafter (or, if any such date is not a Business Day, on the next succeeding Business Day), determined between the Servicer and Buyer on an arms'-length basis at a rate not to exceed 2.0% per annum of the average aggregate Outstanding Balance of all Pool Receivables during the calendar month then most recently ended (at any time while Ferrellgas, L.P. or one of its Affiliates is acting as Servicer).


ARTICLE VII.
                               TERMINATION EVENTS

     Section 7.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

(a) Non-Payment. Originator fails to pay, within 5 days after the same becomes due, any interest, fee or any other amount payable under this Agreement or under any other Transaction Document; or

(b) Representation or Warranty. Any representation or warranty by Originator made or deemed made in this Agreement, in any other Transaction Document, or which is contained in any certificate, document or financial or other statement by Originator or any Responsible Officer furnished at any time under this Agreement, or in or under any other Transaction Document, is incorrect in any material respect on or as of the date made or deemed made; or

     (c) Specific Defaults. Originator fails to perform or observe any term, covenant or agreement contained in any of Section 5.3(a), 5.12 or 5.13; or

(d) Other Defaults. Originator fails to perform or observe any other term or covenant contained in this Agreement or any other Transaction Document, and such default shall continue unremedied for a period of 30 days after the earlier of
(i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to Originator by Buyer or the Agent (as Buyer's assignee); or

(e) Cross-Default. (i) Any Event of Default under and as defined in the Credit Agreement or the Synthetic Lease Documents shall occur and either (A) the administrative agent thereunder accelerates the Indebtedness arising pursuant thereto, or (B) the requisite lenders thereunder shall not have agreed in writing to waive such Event of Default or to forbear from exercising their remedies as a result thereof within 30 days after the occurrence thereof; or
(ii) Originator, the General Partner or any Restricted Subsidiary (A) fails to make any payment in respect of any Indebtedness (other than Indebtedness arising pursuant to the Credit Agreement), Synthetic Lease Obligation (other than one arising under the Synthetic Lease Documents) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event (including any termination or similar event in respect of any Accounts Receivable Securitization) shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness (other than Indebtedness pursuant to the Credit Agreement), Synthetic Lease Obligation (other than one arising under the Synthetic Lease Documents) or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness or such Synthetic Lease Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness or such Synthetic Lease Obligation to be declared to be due and payable prior to its stated maturity or to cause such Indebtedness, Synthetic Lease Obligation or Contingent Obligation to be prepaid, purchased or redeemed by Originator, the General Partner or any Restricted Subsidiary, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f) Insolvency; Voluntary Proceedings. The General Partner or Originator (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the General Partner or Originator, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any such Person's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the General Partner or Originator admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the General Partner or Originator acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of Originator or the General Partner under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $10,000,000; or (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by Originator, the General Partner or any of their Affiliates which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $10,000,000; or

(i) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against Originator or the General Partner involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of more than $10,000,000; or

(j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against Originator or the General Partner which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k)      Adverse Change.  There occurs a Material Adverse Effect; or

(l)      Change of Control.  A Change of Control shall occur; or

(m) Leverage Ratio. Originator shall fail to maintain as of the last day of each fiscal quarter a Leverage Ratio equal to or less than (i) 5.40 to 1.00 as of the last day of each fiscal quarter ending after July 31, 2000 and on or prior to January 31, 2001, and (ii) 4.90 to 1.00 as of the last day of each fiscal quarter ending after January 31, 2001. For purposes of this Section 7.1(m), (x) Funded Debt and Synthetic Lease Obligations shall be calculated as of the last day of such fiscal quarter and (y) Consolidated Cash Flow shall be calculated for the most recently ended four consecutive fiscal quarters, provided, however, that prior to or concurrently with each delivery of a Compliance Certificate pursuant to Section 5.2(b), Originator may elect to calculate Consolidated Cash Flow for the most recently ended eight consecutive fiscal quarters (in which case Consolidated Cash Flow shall be divided by two); or

(n) Interest Coverage Ratio. Originator shall fail to maintain, as of the last day of each fiscal quarter of Originator, an Interest Coverage Ratio for the fiscal period consisting of such fiscal quarter and the three immediately preceding fiscal quarters of at least (i) 2.15 to 1.00 for each such period of four fiscal quarters ending on or prior to January 31, 2001 and (ii) 2.40 to
1.00 each such period of four fiscal quarters ending after January 31, 2001; or

(o) Excessive Contribution or Subordinated Note Balance. The aggregate principal amount outstanding under the Subordinated Note, plus (ii) the Contributed Interest, plus (iii) all other Investments that are not Permitted Investments (each, as defined in the Indenture dated as of April 26, 1996 among the MLP and Ferrellgas Partners Finance Corp, as obligors, Originator, as guarantor, and American Bank National Association, as trustee) exceeds $30,000,000 at any one time outstanding.

Section 7.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of a Termination Event described in Section 7.1(f) or (g), or of an actual or deemed entry of an order for relief with respect to Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VIII.
                                 INDEMNIFICATION

Section 8.1 Indemnities by Originator. Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each, an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of the Receivable Interest and/or the Contributed Interest, excluding, however:

                  (a) Indemnified Amounts to the extent that a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (b) Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                  (c)  taxes   imposed  by  the   jurisdiction   in  which  such
         Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by, among other things, the Receivable Interest and the Contributed Interest;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Pool Receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:

                           (i) any representation or warranty made by Originator
                  (or any officers of Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by Originator pursuant hereto or thereto that shall have been false or incorrect when made or deemed made;

                           (ii) the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Pool Receivable or Contract related thereto, or the nonconformity of any Pool Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                           (iii)  any  failure  of  Originator  to  perform  its
         duties,   covenants  or  other   obligations  in  accordance  with  the
         provisions of this Agreement or any other Transaction Document;

                           (iv) any products liability, personal injury or damage suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Pool Receivable;

                           (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Pool Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vi) the commingling of Collections allocable to the Receivable Interest or the Contributed Interest at any time with other funds;

                           (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase Price payment, the ownership of the Receivable Interest or the Contributed Interest or any other investigation, litigation or proceeding relating to Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                           (viii) any inability to litigate any claim against any Obligor in respect of any Pool Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

     (ix) any Termination Event described in Section 7.1(f) or (g);

                           (x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivable Interest and the Contributed Interest free and clear of any Adverse Claim;

                           (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Receivable Interest and the Contributed Interest, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

                           (xii) any action or omission by Originator which reduces or impairs the rights of Buyer with respect to any Pool Receivable or the value of any such Pool Receivable; and

                           (xiii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action.

Section 8.2 Other Costs and Expenses. Originator shall pay all reasonable costs and out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement. Originator shall pay to Buyer on demand any and all costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

ARTICLE IX.
                                  MISCELLANEOUS

Section 9.1       Waivers and Amendments.

(a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement or the Subordinated Note may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

Section 9.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to the other party hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

Section 9.3       Protection of Ownership Interests of Buyer.

(a) Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Receivable Interest and the Contributed Interest, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Pool Receivables of the ownership interests of Buyer under this Agreement and may also, at any time after the occurrence and continuation of a Termination Event, direct that payments of all amounts due or that become due under any or all Pool Receivables be made directly to Buyer or its designee.

(b) If Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section
6.2. Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of Originator (i) to, after the occurrence and continuance of a Termination Event execute on behalf of Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Pool Receivables and (ii) after the occurrence and continuance of a Termination Event, to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivable Interest and the Contributed Interest as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interest in the Receivable
Interest and the Contributed Interest. This appointment is coupled with an interest and is irrevocable.

Section 9.4       Confidentiality.

(a) Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to the Agent and Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b) Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Financial Institutions or Conduit, (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), (iii) to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and, in the case of a Person described in clause (ii), agrees in writing to keep such information confidential. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the confidential or proprietary information with respect to Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Persons described in clause
(b) above, and (ii) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

Section 9.5 Bankruptcy Petition. (a) Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit, it will not institute against, or join any other Person in instituting against Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  (b) Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 9.6 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of Conduit, the Agent or any Financial Institution, no claim may be made by Originator or any other Person against Conduit, the Agent or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 9.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, without regard to the principles of conflicts of laws thereof (except in the case of the other Transaction Documents, to the extent otherwise expressly stated therein) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTERESTS OR SECURITY INTERESTS OF BUYER OR THE AGENT IN THE RECEIVABLE INTEREST AND THE CONTRIBUTED INTEREST IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF texas.

Section 9.8 CONSENT TO JURISDICTION. NOTWITHSTANDING THE CHOICE OF TEXAS LAW PURSUANT TO SECTION 9.7, ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION.

Section 9.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 9.10      Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). Originator may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Originator. Without limiting the foregoing, Originator acknowledges that Buyer, pursuant to the Purchase Agreement, may assign to the Agent, for the benefit of the Purchasers, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and Originator agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II; (ii) the indemnification and payment provisions of
Article VIII; and (iii) Section 9.5 shall be continuing and shall survive any termination of this Agreement.

Section 9.11 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

 IN WITNESS WHEREOF,  the parties hereto have
                  caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

FERRELLGAS, L.P.

By:  Ferrellgas, Inc., its General Partner


By:
Name:                      Kevin T. Kelly
Title:                     Chief Financial Officer

Address:

Ferrellgas, L.P.
One Liberty Plaza
Liberty, Missouri 64068
Attention:  Chief Financial Officer
Telephone:  (816) 792-6901
Facsimile:  (816) 792-6979




FERRELLGAS RECEIVABLES, LLC


By:
Name:                      Kevin T. Kelly
Title:                     Chief Financial Officer
Address:
                  One Allen Center
                  500 Dallas Street, Suite 2700
                  Houston, TX  77002

                  Attention:  John Briscoe
                  Phone:   (713) 844-6309
                  Fax:     (713) 844-6527


(a)

                                    EXHIBIT I

                                   DEFINITIONS

                  This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person, to become a Subsidiary of the acquiring Person, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the acquiring Person) provided that Originator or the Subsidiary of the acquiring entity is the surviving Person.

                  "Adjusted Pool Amount" means, on any date of determination, an amount to equal to the quotient of the Funded Amount divided by 0.80.

                  "Adverse Claim" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agent" has the meaning set forth in the Preliminary Statements to the Agreement.

     "Aggregate Unpaids" has the meaning set forth in the Purchase Agreement.

                  "Agreement" means the Receivable Interest Sale Agreement, dated as of September 26, 2000, between Originator and Buyer, as the same may be amended, restated or otherwise modified.

                  "Asset Sale" has the meaning specified in the CreditAgreement.

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

     "Buyer" has the meaning set forth in the preamble to the Agreement.

                  "Buyer's Percentage" means, on any date of determination,  the
sum  of  the  Variable  Purchased   Percentage  plus  the  Variable  Contributed
Percentage.

                  "Calculation Period" means (a) the period beginning on the date hereof and ending on October 20, 2000, and (b) thereafter, each period beginning on a Settlement Date and ending on the day preceding the next succeeding Settlement Date.

                  "Capital Interests" means (a) with respect to any corporation, any and all shares, participations, rights or other equivalent interests in the capital of the corporation, (b) with respect to any partnership or limited liability company, any and all partnership interests (whether general or limited) or limited liability company interests, respectively, and other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company, and (c) with respect to any other Person, ownership interests of any type in such Person.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

                  "Change of Control" means (a) the sale, lease, conveyance or other disposition of all or substantially all of the Originator's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than James E. Ferrell, the Related Parties and any Person of which James
E. Ferrell and the Related Parties beneficially own in the aggregate 51% or more of the voting Capital Interests (or if such Person is a partnership, 51% or more of the general partner interests), (b) the liquidation or dissolution of Originator or the General Partner, and/or (c) the occurrence of any transaction, the result of which is that James E. Ferrell and the Related Parties beneficially own in the aggregate, directly or indirectly, less than 51% of the total voting power entitled to vote for the election of directors of the General Partner.

                  "Charged-Off Receivable" means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(f) or (g) (as if references to the Originator therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off the Originator's books as uncollectible, or (iv) which has been identified by the Originator, Buyer or Servicer as uncollectible.

                  "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                  "Collections" means, with respect to any Pool Receivable, all cash collections and other cash proceeds in respect of such Pool Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Pool Receivable.

                  "Compliance  Certificate"  means a certificate  in the form of
Exhibit III hereto duly executed by a Responsible Officer of Originator.

     "Conduit" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Consolidated Cash Flow" means, with respect to Originator and the Restricted Subsidiaries for any period, the Consolidated Net Income for such period, plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits of Originator and the Restricted Subsidiaries for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of Originator and the Restricted Subsidiaries for such period, to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus (e) non-cash employee compensation expenses of Originator and the Restricted Subsidiaries for such period, plus (f) the Synthetic Lease Principal Component of Originator and the Restricted Subsidiaries for such period; in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, with respect to Originator and the Restricted Subsidiaries for any fiscal period, on a consolidated basis, the sum of (a) all interest, fees (including Letter of Credit fees), charges and related expenses paid or payable (without duplication) by Originator and the Restricted Subsidiaries for that fiscal period to the Banks hereunder or to any other lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (b) the portion of rent paid or payable (without duplication) by Originator and the Restricted Subsidiaries for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, on a consolidated basis, plus (c) the Synthetic Lease Interest Component of Originator and the Restricted Subsidiaries for that fiscal period.

                  "Consolidated Net Income" means, with respect to Originator and the Restricted Subsidiaries for any period, the aggregate of the Net Income of Originator and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (a) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to Originator or a Wholly-Owned Subsidiary of the Originator, (b) the Net Income of any Person that is a Restricted Subsidiary (other than a Wholly-Owned Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to Originator or a Wholly-Owned Subsidiary of the Originator, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded except to the extent otherwise includable under clause (a) above and (d) the cumulative effect of a change in accounting principles shall be excluded.

                  "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse: (a) with respect to any Indebtedness, lease, dividend, distribution, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Hedging Obligation. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                  "Contract" means, with respect to any Pool Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Pool Receivable arises or which evidences such Pool Receivable.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "Contributed Interest" means a specified dollar amount of Pool Receivables which equates to a variable undivided percentage interest (less than or equal to 100%) in and to the Pool Receivables, the associated Related Security and Collections and all proceeds of the foregoing equal to the Variable Contributed Percentage.

                  "Credit Agreement" means that certain Third Amended and Restated Credit Agreement dated as of April 18, 2000, among Originator, as borrower, the General Partner, the financial institutions from time to time party thereto, and Bank of America, N.A., as administrative agent and documentation agent, as amended from time to time in accordance with the terms thereof.

                  "Credit and Collection Policy" means Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

     "Deemed Collections" means Collections deemed to be received by Originator in accordance with Section 1.4 of the Agreement.

                  "Default Fee" means a per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum (computed for actual days elapsed on the basis of a 365/366-day year).

                  "Defaulted Receivable" means a Receivable as to which any payment, or part thereof, remains unpaid for 61 or more days from the original invoice date for such payment.

                  "Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivable Interest after taking account of (i) the time value of money based upon the anticipated dates of collection of the Pool Receivables and the cost to Buyer of financing its investment in the Receivable Interest during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which Originator and Buyer agree to make such change.

     "Dollars," "dollars" and "$" each mean lawful money of the United States.

                  "Eligible Receivable" means, at any time, a Receivable:

(i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; and (c) is not a government or a governmental subdivision or agency against which assignments of claims may only be assigned in compliance with the Federal Assignment of Claims Act or similar legislation unless the aggregate Outstanding Balance of all Pool Receivables from such Obligors is less than 2% of the aggregate Outstanding Balance of all Pool Receivables,

(ii) the Obligor of which is not the Obligor on Defaulted Receivables, the aggregate Outstanding Balance of which exceeds 10% of such Obligor's total Receivables,

(iii) which is not a Defaulted Receivable or a Charged-Off Receivable,

(iv) which by its terms is due and payable within 30 days of the original billing date therefor and has not had its payment terms extended,

     (v) which is an "account" within the meaning of Article 9 of the UCC of all applicable jurisdictions,

(vi) which is denominated and payable only in United States dollars in the United States,

(vii) which arises under an invoice, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

(viii) which arises under an invoice which (A) does not require the Obligor under such invoice to consent to the transfer, sale or assignment of the rights and duties of Originator or any of its assignees under such invoice and (B) does not contain a confidentiality provision that purports to restrict the ability of Buyer or any of its assigns to exercise its rights under the Transaction Documents, including, without limitation, its right to review such invoice,

(ix) which arises under an invoice that contains an obligation to pay a specified sum of money, contingent only upon the sale of propane or the provision of services by Originator,

(x) which, together with the invoice related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the invoice related thereto is in violation of any such law, rule or regulation,

     (xi) which satisfies all material requirements of the Credit and Collection Policy,

(xii) which was generated in the ordinary course of Originator's business,

(xiii) which arises solely from the sale of propane or the provision of services to the related Obligor by Originator, and not by any other Person (in whole or in part),

(xiv) as to which the Agent has not notified Originator or Buyer that the Agent has determined, in the exercise of its commercially reasonable credit judgment, that such Receivable or class of Receivables is not acceptable as an Eligible Receivable,

(xv) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against Originator or any other Adverse Claim, and the Obligor thereon holds no right as against Originator to cause Originator to repurchase the propane the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the invoice, or defective goods returned in accordance with the terms of the invoice),

(xvi) as to which Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(xvii) in which Buyer's undivided ownership interest therein is free and clear of any Adverse Claim, and

(xviii) of which the Obligor and its Affiliates (considered as if they were one and the same Obligor) are not the Obligors on more than 2% of the aggregate Outstanding Balance of all Receivables.

                  "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "Equity Interests" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                  "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Originator or the General Partner from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan subject to Title IV of ERISA; (d) a failure by Originator or the General Partner to make required contributions to a Pension Plan or other Plan subject to
Section 412 of the Code; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Originator or the General Partner; or (g) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Pension Plan.

     "Event of Default" has the meaning specified in the Credit Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

     "Facility Account" means Buyer's account no. 4496823691 at Wells Fargo Bank, in Dallas, Texas, ABA No. 121000248.

     "FCI ESOT" means the employee stock ownership trust of Ferrell Companies, Inc. organized under Section 4975(e)(7) of the Code.

                  "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

                  "Fixed Charge Coverage Ratio" means with respect to Originator and the Restricted Subsidiaries for any period, the ratio of Consolidated Cash Flow for such period to Fixed Charges for such period. In the event that Originator or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to the Originator, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability for GAAP including, with respect to the Originator, the Loans to the extent that such Loans are so classified and excluding, regardless of classification, any Loans or other Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Fixed Charge Coverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by Originator or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Fixed Charge Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to Originator and the Restricted Subsidiaries, (a) Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Fixed Charges of Originator or the Restricted Subsidiaries subsequent to Fixed Charge Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset of Originator or the Restricted Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as are in the reference period minus the pro forma expenses that would have been incurred by Originator and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by Originator and the Restricted Subsidiaries in the operation of the acquired business or asset and
(ii) non-personnel costs and expenses incurred by Originator and the Restricted Subsidiaries on a per gallon basis in the operation of the Originator's business at similarly situated Originator facilities.

                  "Fixed Charges" means, with respect to Originator and the Restricted Subsidiaries for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discounts, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations permitted under this Agreement), (b) commissions, discounts and other fees and charges incurred with respect to letters of credit, (c) any interest expense on Indebtedness of another Person that is guaranteed by Originator and the Restricted Subsidiaries or secured by an Adverse Claim on assets of any such Person, and (d) the product of (i) all cash dividend payments on any series of preferred stock of Originator and the Restricted Subsidiaries, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Originator, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

                  "Funded Amount" means, as of any date of determination through and including the Termination Date, the Aggregate Capital (under and as defined in the Purchase Agreement) then outstanding.

                  "Funded Debt" means all Indebtedness of Originator and the Restricted Subsidiaries, excluding all Contingent Obligations of Originator and the Restricted Subsidiaries under or in connection with Letters of Credit outstanding from time to time.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                  "General   Partner"   means   Ferrellgas,   Inc.,  a  Delaware
corporation and the sole general partner of Originator.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Growth-Related Capital Expenditures" means, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets (but excluding capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure).

                  "Guarantor" has the meaning specified in the Credit Agreement.

     "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

                  "Indebtedness" of any Person means, without  duplication:  (a)
all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all Hedging Obligations; (h) all obligations in respect of Accounts Receivable Securitizations (as defined in the Credit Agreement); (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Adverse Claim upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; provided, however, that "Indebtedness" shall not include Synthetic Lease Obligations.

                  "Indemnified Amounts" has the meaning specified in Section 8.1 "Indemnified Party" has the meaning specified in Section 8.1.

     "Independent Auditor" has the meaning specified in Section 5.1(a).

     "Initial Computation Date" means the close of business on September 25, 2000.

                  "Insolvency   Proceeding"   means  (a)  any  case,  action  or
proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of a Person's creditors generally or any substantial portion of a Person's creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Coverage Ratio" means with respect to Originator and the Restricted Subsidiaries for any period, the ratio of Consolidated Cash for such period to Consolidated Interest Expense for such period. In the event that Originator or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to the Originator, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability under GAAP including, with respect to the Originator, the Loans, to the extent such Loans are so classified and excluding, regardless of classification, any Loans or other Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, but prior to the date on which the calculation of the Interest Coverage Ratio is made (the "Interest Coverage Ratio Calculation Date"), then the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Interest Coverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by Originator or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Interest Coverage Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to Originator and the Restricted Subsidiaries, (a) Consolidated Interest Expense shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the Indebtedness or Synthetic Lease Obligations giving rise to such Consolidated Interest Expense would no longer be Indebtedness or Synthetic Lease Obligations contributing to the Consolidated Interest Expense of Originator or the Restricted Subsidiaries subsequent to the Interest Coverage Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset of Originator and the Restricted Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by Originator and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by Originator and the Restricted Subsidiaries in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by Originator and the Restricted Subsidiaries on a per gallon basis in the operation of the Originator's business at similarly situated facilities of the Originator.

"Letter of Credit" has the meaning provided in the Credit Agreement.

                  "Leverage Ratio" means, with respect to Originator and the Restricted Subsidiaries for any period, the ratio of Funded Debt plus Synthetic Lease Obligations, in each case of Originator and the Restricted Subsidiaries as of the last day of such period, to Consolidated Cash Flow for such period. In the event that Originator or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to the Originator, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability under GAAP including, with respect to the Originator, the Loans to the extent such Loans are so classified and excluding, regardless of classification, any Loans or other Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the date on which the calculation of the Leverage Ratio is made (the "Leverage Ratio Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Leverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by Originator or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Leverage Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to Originator and the Restricted Subsidiaries, (a) Funded Debt and Synthetic Lease Obligations shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the Indebtedness or Synthetic Leases included within such Funded Debt and Synthetic Lease Obligations would no longer be an obligation of Originator or the Restricted Subsidiaries subsequent to the Leverage Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset of Originator or the Restricted Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by Originator and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by Originator and the Restricted Subsidiaries in the operation of the acquired business or asset and
(ii) non-personnel costs and expenses incurred by Originator and the Restricted Subsidiaries on a per gallon basis in the operation of the Originator's business at similarly situated facilities of the Originator.

                  "Loan" has the meaning provided in the Credit Agreement.

                  "Material Adverse Effect" means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Originator; (ii) a material impairment of the ability of Originator or any Subsidiary to perform under any Transaction Document to which it is a party; (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against Originator or any Subsidiary of any Transaction Document to which it is a party; (iv) a material adverse effect upon Originator's, Buyer's, the Agent's or any Purchaser's interest in the Pool Receivables generally or in any significant portion of the Pool Receivables, or (v) a material adverse effect upon the collectibility of the Pool Receivables generally or of any material portion of the Pool Receivables.

                  "Minimum Receivables Percentage" means, on any date of determination through and including the Termination Date, a variable undivided interest in and to the Pool Receivables and the associated Collections and all proceeds of the foregoing, which interest is equal to the percentage equal to a fraction, the numerator of which is equal to the Adjusted Pool Amount as of such date of determination, and the denominator of which is the aggregate Outstanding Balance of all Pool Receivables as of the close of business on the Business Day immediately preceding the date of determination.

                  "MLP" means Ferrellgas Partners, L.P., a Delaware limited partnership and the sole limited partner of the Originator.

                  "Net Income" means, with respect to Originator and the Restricted Subsidiaries, the net income (loss) of such Persons, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities or the extinguishment of any Indebtedness of Originator or any of the Restricted Subsidiaries, and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss); provided, however, that all costs and expenses with respect to the redemption of the 10% Series A Fixed Rate Senior Notes due 2001 that were issued by Originator and Ferrellgas Finance Corp. pursuant to that certain Indenture dated as of July 5, 1994 among the Originator, Ferrellgas Finance Corp. and Norwest Bank Minnesota, National Association, including, without limitation, cash premiums, tender offer premiums, consent payments and all fees and expenses in connection therewith, shall be added back to the Net Income of the Originator, the General Partner or the Restricted Subsidiaries to the extent that they were deducted from such Net Income in accordance with GAAP.

     "Non-Recourse   Subsidiary"  has  the  meaning   specified  in  the  Credit
Agreement.

     "Obligor" means a Person obligated to make payments pursuant to a Contract.

                  "Organization Documents" means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any general or limited partnership, the partnership agreement of such partnership and all amendments thereto and any agreements otherwise relating to the rights of the partners thereof, and (c) for any limited liability company, the limited liability, operating or similar agreement and all amendments thereto and any agreements otherwise relating to the rights of the members thereof.

     "Originator" has the meaning set forth in the preamble to the Agreement.

     "Originator's Account" has the meaning set forth in Section 1.3(a).

                  "Originator's Percentage" means, on any date of determination, 100% minus the Buyer's Percentage on such date.

                  "Outstanding Balance" of any Pool Receivable at any time means the then outstanding principal balance thereof.

                  "Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of Originator dated October 14, 1998, as amended from time to time in accordance with the terms of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Originator or the General Partner sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "Person"  means  an  individual,   partnership,   corporation,
limited  liability  company,   business  trust,  joint  stock  company,   trust,
unincorporated association, joint venture or Governmental Authority.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Originator sponsors or maintains or to which Originator or the General Partner makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "Pool Receivables" means, collectively, all Eligible Receivables existing on the Initial Computation Date and all Eligible Receivables arising after the Initial Computation Date through and including the Termination Date, and "Pool Receivable" means any such Eligible Receivable individually. For the avoidance of doubt, a Receivable shall cease to be a Pool Receivable if on any day prior to the Termination Date, such Receivable ceases to be an Eligible Receivable, but shall continue to be a Pool Receivable if it ceases to be an Eligible Receivable on or after the Termination Date.

                  "Potential Termination Event" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

                  "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA or its Originator (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes

                  "Purchase" means the purchase pursuant to Section 1.2(a) of the Agreement by Buyer from Originator of the Receivable Interest, together with all related rights in connection therewith.

     "Purchase   Agreement"  has  the  meaning  set  forth  in  the  Preliminary
Statements to the Agreement.

                  "Purchase Price" means, on any date of determination, the aggregate price to be paid by Buyer to Originator for the Receivable Interest, which price shall equal (a) the product of (i) the Variable Purchased Percentage on such date, multiplied by (ii) the Outstanding Balance of the Pool Receivables as of the close of business on the Business Day preceding the date of determination, multiplied by (iii) one minus the Discount Factor in effect on such date.

                  "Receivable" means each account receivable owed to Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement), arising in connection with the sale of propane or provision of related services by Originator, including, without limitation, the obligation to pay any Finance Charges with respect thereto. Accounts receivable arising from any one transaction, including, without limitation, accounts receivable represented by a single invoice, shall constitute a Receivable separate from a Receivable consisting of the accounts arising from any other transaction; provided, further, that any account receivable referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or Originator treats such obligation as a separate payment obligation.

                  "Receivable Interest" means a specified dollar amount of Pool Receivables which equates to a variable undivided percentage interest (equal to the Variable Purchased Percentage) in and to the Pool Receivables, the associated Related Security and Collections and all proceeds of the foregoing.

                  "Records" means, with respect to any Pool Receivable, (i) any and all customer information regarding payment history of the applicable Obligor, propane gallons delivered to the applicable Obligor, timing of propane gallons delivered to the applicable Obligor, payment terms and prices charged to the applicable Obligor, and (ii) any and all invoices evidencing all or any portion of the amount owing under such Pool Receivable, whether each of the foregoing is in paper or electronic form.

                  "Related Party" means (a) the spouse or any lineal descendant of James E. Ferrell, (b) any trust for his benefit or for the benefit of his spouse or any such lineal descendants, (c) any corporation, partnership or other entity in which James E. Ferrell and/or such other Persons referred to in the foregoing clauses (a) and (b) are the direct record and beneficial owners of all of the voting and nonvoting Equity Interests, (d) the FCI ESOT or (e) any participant in the FCI ESOT whose ESOT account has been allocated shares of Ferrell Companies, Inc.

                  "Related Security" means, with respect to any Pool Receivable:

     (i) all Records related to such Pool Receivable, and

                           (ii) all proceeds of such Pool Receivable or Records.

                  "Reportable  Event"  means  any of the  events  set  forth  in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer, the president, the chief financial officer or the treasurer of the General Partner or any other officer having substantially the same authority and responsibility to act for the General Partner on behalf of Originator.

     "Restricted Subsidiary" has the meaning provided in the Credit Agreement.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Servicer" has the meaning specified in Section 6.1.

     "Servicer's Concentration Account" means account no. 4496823683 in the name of the Servicer at Wells Fargo Bank in Dallas, Texas, ABA No. 121000248.

                  "Servicing Fee" has the meaning set forth in Section 6.3.

     "Settlement Date" has the meaning set forth in the Purchase Agreement.

                  "Subordinated Loan" means a loan from Originator to Buyer of a portion of the Purchase Price that is evidenced by and payable as provided in the Subordinated Note.

                  "Subordinated Note" means a subordinated promissory note of the Buyer payable to the order of the Originator in substantially the form of
Exhibit V hereto, which promissory note shall evidence that portion of the Purchase Price owing by the Buyer to the Originator at any time in respect of the Receivable Interest owned by the Buyer at such time.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or, in the case of a limited partnership, more than 50% of either the general partners' Capital Interests or the limited partners' Capital Interests) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise indicated in this Agreement, "Subsidiary" shall mean a Subsidiary of the Originator. Notwithstanding the foregoing, any Subsidiary of Originator that is designated a "Non-Recourse Subsidiary" pursuant to the definition thereof in this Agreement shall, for so long as all of the statements in the definition thereof remain true, not be deemed a Subsidiary of the Originator.

                  "Surety Instruments" means all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "Synthetic Lease" means each arrangement, however described, under which the obligor accounts for its interest in the property covered thereby under GAAP as lessee of a lease which is not a capital lease under GAAP and accounts for its interest in the property covered thereby for Federal income tax purposes as the owner.

                  "Synthetic Lease Documents" means, collectively, (i) that certain Lease Intended as Security dated as of December 1, 1999 between Ferrellgas, LP, as lessee, and First Security Bank, National Association, in its capacity as Certificate Trustee, a lessor, (ii) that certain Participation Agreement (Ferrellgas, LP Trust No. 1999-A), dated as of December 1, 1999, among Ferrellgas, LP, as lessee; Ferrellgas, Inc., as general partner, First Security Bank, National Association, as certificate trustee; First Security Trust Company of Nevada, as agent; and various certificate purchasers and lenders named therein, together with all exhibits, schedules and appendices thereto, and (iii) each of the "Operative Documents" and "Loan Documents" as defined in the participation agreement described in clause (ii) above.

                  "Synthetic Lease Interest Component" means, with respect to any Person for any period, the portion of rent paid or payable (without duplication) for such period under Synthetic Leases of such Person that would be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13 if such Synthetic Leases were treated as capital leases under GAAP.

                  "Synthetic Lease Obligation" means, as to any Person with respect to any Synthetic Lease at any time of determination, the amount of the liability of such Person in respect of such Synthetic Lease that would (if such lease was required to be classified and accounted for as a capital lease on a balance sheet of such Person in accordance with GAAP) be required to be capitalized on the balance sheet of such Person at such time.

                  "Synthetic Lease Principal Component" means, with respect to any Person for any period, the portion of rent (exclusive of the Synthetic Lease Interest Component) paid or payable (without duplication) for such period under Synthetic Leases of such Person that was deducted in calculating Consolidated Net Income of such Person for such period.

                  "Termination Date" means the earliest to occur of (i) the Facility Termination Date under and as defined in the Purchase Agreement, (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 7.1(f) or (g) with respect to Originator, (iii) the Business Day specified in a written notice from Buyer (or the Agent, as Buyer's assignee) to Originator following the occurrence of any other Termination Event, and (iv) the date which is 30 Business Days after receipt by the Agent (as Buyer's assignee) of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.

     "Termination Event" has the meaning set forth in Section 7.1 of the Agreement.

                  "Transaction Documents" means, collectively, this Agreement, the Purchase Agreement, and all other instruments, documents and agreements executed and delivered by Originator in connection herewith or therewith.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                  "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary.

                  "Variable Contributed Percentage" means, on any date of determination through and including the Termination Date, a variable undivided interest in and to the Pool Receivables and the associated Related Security and Collections and all proceeds of the foregoing, which interest is equal to the percentage of the aggregate Outstanding Balance of all Pool Receivables as of the close of business on the Business Day immediately preceding the date of determination which has been transferred by the Originator to the Buyer in the form of an equity capital contribution.

                  "Variable Purchased Percentage" means, on any date of determination through and including the Termination Date, the Minimum Receivables Percentage on such date minus the Variable Contributed Percentage on such date; provided that, (a) from and after the Termination Date until the Aggregate Unpaids have been indefeasibly paid in full, the Variable Purchased Percentage shall be equal to the Variable Purchased Percentage determined as of the date immediately preceding the Termination Date, (b) from and after the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Variable Purchased Percentage shall be zero, and (c) at no time shall the Variable Purchased Percentage exceed 100%.

                  "Wholly-Owned Subsidiary" means a Subsidiary of which all of the outstanding Capital Interests or other ownership interests (other than directors' qualifying shares) or, in the case of a limited partnership, all of the partners' Capital Interests (other than up to a 1% general partner interest), is owned, beneficially and of record, by the Originator, a Wholly-Owned Subsidiary of Originator or both.

                  All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   Exhibit II

     Principal  Place of  Business  and Chief  Executive  Office;  Locations  of
Records;
               Federal Employer Identification Number; Other Names


Chief Executive Office and Principal Place of Business:

                           One Liberty Plaza
                           Liberty, Missouri 64068

Location of Records:

                  .........Same as above

Federal Employer Identification Number:

                  .........43-1698481

Partnership, Trade and Assumed Names:

         Names currently used:......        Ferrellgas, L.P.
                  ..................        Thermogas
                  ..................        Elk Grove Gas & Oil, Inc.
                  ..................        Foothill Propane, Inc.
                  ..................        Puget Propane

         Name previously used:......A-One Propane
                  ..................        Folgers Gas
                  ..................        Gas Plus, Inc.
                  ..................        Pacific Propane, Inc.
                  ..................        Propane Service Center
                  ..................        Seacrist Fuels
                  ..................        Tynes Gas & Appliance

                                   Exhibit III

                         Form of Compliance Certificate

                  This Compliance Certificate is furnished pursuant to that certain Receivable Interest Sale Agreement dated as of September 26, 2000, between Ferrellgas, L.P. ("Originator") and Ferrellgas Receivables, LLC (the "Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

                  THE UNDERSIGNED HEREBY CERTIFIES THAT:

                  1.       I am the duly elected ______________ of Originator.

                  2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

                  3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or a Potential Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

                  4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:

                  The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of __________, 20__.

                                                 ------------------------------
                                                     [Name]

                                   Exhibit IV

                          Credit and Collection Policy

                                   [attached]

                                    Exhibit V

                           [Form of] Subordinated Note

                                SUBORDINATED NOTE


                  1. Note. FOR VALUE RECEIVED, the undersigned, Ferrellgas Receivables, LLC, a Delaware limited liability company ("Buyer"), hereby unconditionally promises to pay to the order of Ferrellgas, L.P., a Delaware limited partnership ("Seller"), in lawful money of the United States of America and in immediately available funds, on or before the date following the Termination Date which is one year and one day after the date on which (i) the Receivables Interest (as defined in the Receivables Interest Sale Agreement hereinafter described) has been reduced to zero and (ii) all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Receivable Interest (as defined in the Receivables Interest Sale Agreement hereinafter described) have been paid (the "Collection Date"), the aggregate unpaid principal sum outstanding of all Subordinated Loans (as defined in the Receivables Interest Sale Agreement hereinafter described) made from time to time by Seller to Buyer pursuant to and in accordance with the terms of that certain Receivables Interest Sale Agreement dated as of September 26, 2000, between Seller and Buyer (as amended, restated, supplemented or otherwise modified from time to time, the "Receivables Interest Sale Agreement"). Reference to Section 1.3 of the Receivables Interest Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Receivables Interest Sale Agreement.

                  2. Interest. Buyer further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the one month LIBOR rate published on the first business day of each month on or after September 1, 2000 in The Wall Street Journal ("LIBOR"), changing on the first business day of each month; provided, however, that if Buyer shall default in the payment of any principal hereof, Buyer promises to pay, on demand, interest at a rate per annum equal to the sum of LIBOR plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that Buyer may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

                  3. Principal Payments. Seller is authorized and directed by Buyer to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by Buyer, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Seller to make any such entry or any error therein shall expand, limit or affect the obligations of Buyer hereunder.

                  4. Subordination. Seller shall have the right to receive, and Buyer shall have the right to make, any and all payments and prepayments relating to the loans made under this Subordinated Note; provided that after giving effect to any such payment or prepayment, the Receivable Interest plus the Contributed Interest equals or exceeds the Minimum Receivables Percentage. Seller hereby agrees that at any time during which the conditions set forth in the proviso of the immediately preceding sentence shall not be satisfied, Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of Buyer owing to the Agent or any Purchaser (each, as defined below) under that certain Receivables Purchase Agreement, dated as of September 26, 2000, by and among Buyer, Seller, as Servicer, various "Purchasers" from time to time party thereto, and Bank One, NA (Main Office Chicago), as the "Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "Senior Claimants") under the Receivables Purchase Agreement. Until the date on which the "Aggregate Capital" outstanding under the Receivables Purchase Agreement has been repaid in full and all obligations of Buyer and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Seller shall not institute against Buyer any proceeding of the type described in Section 7.1(f) or (g) of the Receivables Interest Sale Agreement unless and until the Collection Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Seller in violation of this Section 4, Seller agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

                  5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 7.1(f) or (g) of the Receivables Interest Sale Agreement involving Buyer as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Capital and the Senior Claim (including "CP Costs" and "Yield" as defined and as accruing under the Receivables Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Seller is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of Buyer of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

                  6. Amendments. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

                  7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT HOUSTON, TEXAS, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF TEXAS. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE
INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

                  8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Seller additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

                  9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party without the prior written consent of the Agent, and any such attempted transfer shall be void.

                                   FERRELLGAS RECEIVABLES, LLC


                                   By:_____________________________
                                      Name: Kevin T. Kelly
                                      Title:Chief Financial Officer

                          Schedule to Subordinated Note

                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

                                Amount of                                  Unpaid Principal
                            Subordinated Loan     Amount of Principal           Balance           Notation Made by
          Date                                            Paid



                                   Schedule A

                       DOCUMENTS TO BE DELIVERED TO BUYER
                           ON OR PRIOR TO THE PURCHASE

1. Executed copies of the Receivable Interest Sale Agreement, duly executed by the parties thereto.

2. Certificate of Originator's [Assistant] Secretary certifying the incumbency and signatures of its officers who are authorized to execute the Transaction Documents to which it is a party and attaching each of the following:

(b) Copy of the Resolutions of the Board of Directors of the General Partner certified by its Secretary, authorizing Originator's execution, delivery and performance of the Receivable Interest Sale Agreement and the other documents to be delivered by it thereunder.

(c) Certificate of Limited Partnership of Originator certified by the Secretary of State of Delaware on or within thirty (30) days prior to the initial Purchase (as defined in the Receivable Interest Sale Agreement).

(d) Good Standing Certificates for Originator and the General Partner issued by the Secretaries of State of its state of organization and each jurisdiction where it has material operations, each of which is listed below:

                  i.       Delaware
                  ii.      Missouri

(e) A copy of Originator's Partnership Agreement.

3. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against Originator from the following jurisdictions:

                  a.       Delaware SOS
                  b.       Missouri SOS
                  c.       Clay County, MO

4. Duly executed financing statements, in form suitable for filing under the UCC, in all jurisdictions as may be necessary or, in the opinion of Buyer (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivable Interest Sale Agreement.

5. Time stamped receipt copies of proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Pool Receivables, Contracts or Related Security previously granted by Originator.

6. A favorable opinion of legal counsel for Originator reasonably acceptable to Buyer (or its assigns) which addresses the following matters and such other matters as Buyer (or its assigns) may reasonably request:

                  --Each  of  Originator   and  its  General   Partner  is  duly
organized, validly existing, and in good standing under the laws of its state of organization.

                  --Each of Originator and its General Partner has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on its business.

                  --The execution and delivery by Originator of the Receivable Interest Sale Agreement and each other Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary action and proceedings on the part of Originator and the General Partner and will not:

                  (a) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

                  (b) contravene, or constitute a default under, any provision of applicable law or regulation or of its Organization Documents or of any material agreement, judgment, injunction, order, decree or other instrument binding upon Originator, the MLP or the General Partner [to include the Credit Agreement, both Note Purchase Agreements and the Indenture]; or

                  (c) result in the creation or imposition of any Adverse Claim on assets of the General Partner, Originator or any of their respective Subsidiaries (except as contemplated by the Receivable Interest Sale Agreement and the Purchase Agreement).

                  --The Receivable Interest Sale Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by Originator and constitutes the legal, valid, and binding obligation of Originator enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

                  --The provisions of the Receivable Interest Sale Agreement are effective to create a valid security interest in favor of Buyer in all Pool Receivables and upon the filing of financing statements, Buyer shall acquire a first priority, perfected security interest in such Receivables.

                  --To the best of the opinion giver's knowledge, there is no action, suit or other proceeding against Originator, General Partner or any Affiliate of Originator or General Partner, which would materially adversely affect the business or financial condition of Originator and its Affiliates taken as a whole or which would materially adversely affect the ability of Originator to perform its obligations under the Transaction Documents to which it is a party.

7. A "true sale/true contribution" opinion and "substantive consolidation" opinion of counsel for Originator with respect to the transactions contemplated by the Receivable Interest Sale Agreement.

8. A Certificate of a Responsible Officer of Originator certifying that no Termination Event or Potential Termination Event exists as of the date of the Purchase or will result therefrom, and that each of the representations and warranties made by Originator in any of the Transaction Documents to which it is a party is true and correct as of such date.

9. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivable Interest Sale Agreement.